SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

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                        Date of Report: September 2, 2005

                        Medical Staffing Solutions, Inc.
                        --------------------------------
               (Exact Name of Registrant as Specified in Charter)

           Nevada                       000-23967                91-2135006
           ------                       ---------                ----------
(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation)                 File Number)          Identification No.)

        8150 Leesburg Pike, Suite 1200, Vienna, Virginia            22182
        ------------------------------------------------            -----
           (Address of principal executive offices)               (Zip code)

        Registrant's telephone number, including area code:      (703) 641-8890
                                                                 --------------

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

A.    Securities Purchase Agreement

      On September 2, 2005 Medical Staffing Solutions, Inc., a Nevada corporation ("MSSI") entered into a Securities Purchase Agreement (the "Purchase Agreement") whereby MSSI issued and sold to Cornell Capital Partners, LP (the "Buyer" and together with MSSI, the "Parties"), and the Buyer purchased from MSSI, up to Two Million One Hundred Thirteen Thousand Three Hundred Thirty Two Dollars and 11/100 ($2,113,332.11) of secured convertible debentures (the "Convertible Debenture"), which shall be convertible into shares of the
Company's common stock, par value $0.001 pursuant to the terms of the Convertible Debenture, One Million Ninety Five Thousand Four Hundred Twenty Eight Dollars and 88/100 ($1,095,428.88) (comprised of $1,072,164.38 in principal and $23,264.50 in accrued interest) has previously been funded pursuant to that certain promissory note dated January 5, 2005, as amended and restated on June 7, 2005, and Five Hundred Seventy Thousand Nine Hundred Three Dollars and Twenty Three Cents ($517,903.23) (comprised of $506,904.11 in principal and $10,999.12 in accrued interest) has been previously funded pursuant to that certain promissory note dated April 26, 2005, as amended and restated on June 7, 2005. Such promissory notes shall simultaneously terminate upon the issuance of the Convertible Debenture to the Buyer, and Five Hundred Thousand Dollars ($500,000) has funded on the fifth (5th) business day following the date of the execution of the Purchase Agreement, for a total purchase price of up to Two Million One Hundred Thirteen Thousand Three Hundred Thirty Two Dollars and 11/100 ($2,113,332.11).

      The Convertible Debenture accrues interest at an annual rate of twelve percent (12%), and MSSI will make monthly scheduled payments consisting of principal and interest commencing January 1, 2006. The Debenture shall be convertible into shares of our common stock at the option of the holder, in whole or in part at any time and from time to time, at a conversion price of $0.05 (subject to various adjustments pursuant to the terms of the Convertible Debenture).

      Contemporaneously with the execution and delivery of the Purchase Agreement, the Parties executed a Registration Rights Agreement substantially in the form attached as Exhibit A to the Purchase Agreement (the "Investor Registration Rights Agreement") pursuant to which the Company agreed to provide certain registration rights under the Securities Act and the rules and regulations promulgated there under, and applicable state securities laws. The aggregate proceeds of the sale of the Convertible Debenture contemplated hereby shall be held in escrow pursuant to the terms of an escrow agreement (the "Escrow Agreement") substantially in the form attached as Exhibit B to the Purchase Agreement.

      Contemporaneously with the execution and delivery of the Agreement, the Parties have also executed a Security Agreement substantially in the form attached as Exhibit C to the Purchase Agreement (the "Security Agreement") pursuant to which the Company has agreed to provide the Buyer a security interest in Pledged Collateral (as such term is defined in the Security Agreement) to secure the Company's obligations under the Agreement, the Convertible Debenture, the Investor Registration Rights Agreement, the Irrevocable Transfer Agent Instructions (as such term is defined in the Purchase Agreement), the Security Agreement, or any other obligations of the Company to the Buyer.

B.    Warrant

      Effective August 10, 2005, MSSI issued to Cornell Capital Partners, LP a common stock purchase warrant (the "Warrant") in connection with a commitment for a $50,000,0000 Standby Equity Distribution Agreement and for Ten United States Dollars ($10.00) and other good a valuable consideration. Cornell is entitled to purchase from MSSI, upon surrender of the Warrant, Five Million ($5,000,000) fully paid and nonassessable shares of our common stock at an exercise price of $0.05 (or as subsequently adjusted pursuant to the terms of the Warrant). The Warrant shall expire three (3) years from the issuance date, on or about August 10, 2008.

=============================================================================================================
Exhibit             Description
=============================================================================================================
Exhibit 99.1        Securities Purchase Agreement, dated September 2, 2005, by and          Provided herewith
                    between Medical Staffing Solutions, Inc. and Cornell  Capital
                    Partners, LP

Exhibit 99.2        Secured Convertible Debenture, dated September 2, 2005, issued          Provided herewith
                    by Medical Staffing Solutions, Inc. to Cornell Capital
                    Partners, LP

Exhibit 99.3        Investor Registration Rights Agreement, dated September 2, 2005,        Provided herewith
                    by and between Medical Staffing Solutions, Inc. and Cornell
                    Capital Partners, LP

Exhibit 99.4        Escrow Agreement, dated September 2, 2005, by and between               Provided herewith
                    Medical Staffing Solutions, Inc., Cornell Capital Partners, LP
                    and David Gonzalez, Esq., as Escrow Agent

Exhibit 99.5        Security Agreement, dated September 2, 2005, by and between             Provided herewith
                    Medical Staffing Solutions, Inc. and Cornell Capital
                    Partners, LP

Exhibit 99.6        Irrevocable Transfer Agent Instructions, dated September 2, 2005        Provided herewith

Exhibit 99.7        Warrant, effective August 10, 2005, issued by Medical Staffing          Provided herewith
                    Solutions, Inc. to Cornell Capital Partners, LP

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         MEDICAL STAFFING SOLUTIONS, INC.

Date:    September 30, 2005              By:      /s/ Dr. Brajnandan B. Sahay
                                             --------------------------------
                                         Name:    Dr. Brajnandan B. Sahay
                                         Title:   President